Registration No 333-222314

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 2

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SYNDICATED RESORTS ASSOCIATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	7000	47-5018835
State or other jurisdiction incorporation or organization	Primary Standard Industrial Classification Code Number	(I.R.S. Employer Identification Number)

5530 South Valley View Blvd, Suite 105

Las Vegas, Nevada 89118

(702) 389-7554

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

William Barber

5530 South Valley View Blvd, Suite 105

Las Vegas, Nevada 89118

(702) 389-7554

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copy to

Lee Cassidy, Esq.

Jarvis Lagman, Esq.

215 Apolena Avenue

Newport Beach, California 92662

949-673-4510 (tel), 949-673-4525 (fax)

Approximate Date of Commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
Emerging growth company	[X]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Each Class of	to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Share	Offering Price	Fee (2)
Common Stock held by Selling Shareholders	1,210,000 shares	$0.10	$121,000	$15.06
Total	1,210,000 shares	$0.10	$121,000	$15.06

(1)	There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2)	Paid by electronic transfer.

EXPLANATORY NOTE

This registration statement and the prospectus therein covers the registration of 1,210,000 shares of common stock offered by the holders thereof.

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The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated ______________________

SYNDICATED RESORTS ASSOCIATION, INC.

1,210,000 shares of common stock offered by selling shareholders at $0.10 per share

This prospectus relates to the offer and sale of 1,210,000 shares of common stock (the “Shares”) of Syndicated Resorts Association, Inc. (“SRA” or the “Company”), $.0001 par value per share by the holders thereof who are deemed to be statutory underwriters. The shares offered by the selling shareholders (the “Shares”) will be offered at a fixed price of $0.10 for the duration of the offering.

The maximum number of Shares that can be sold pursuant to the terms of this offering by the selling shareholders is (in aggregate) 1,210,000 Shares. Funds received by the selling shareholders will be immediately available to such selling shareholders for use by them. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. All costs incurred in the registration of the Shares and the Selling Shareholder Shares are being borne by the Company.

The offering will terminate twenty-four (24) months from the date that the registration statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Company. The Company intends to maintain the current status and accuracy of this prospectus and to allow selling shareholders to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

Prior to this offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

Neither the Company nor any selling shareholders has any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares. If the Company or selling shareholders can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

Assumed Price
To Public
Per Common Stock Share Offered	$0.10 per share

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 6.

Syndicated Resorts Association, Inc.

5530 South Valley View Blvd, Suite 105 , Las Vegas, Nevada 89118

(702) 389-7554

Prospectus dated _________________________________

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PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

Corporate History

Syndicated Resorts Association, Inc., then known as Royale Associates LLC (“SRA” or the “Company”), was incorporated in Nevada on August 1, 2014 as a Nevada limited liability company.

On October 26, 2017, the Company filed Articles of Conversion with the Nevada Secretary of State pursuant to which the Company changed its name to Syndicated Resorts Association, Inc. and was converted into a Nevada corporation (the “Conversion”).

Business Overview

The Company currently offers tickets to shows located in Las Vegas to travelers through its website, Showplusdinner.com. The Company’s website is designed to function as a digital concierge whereby customers can purchase discounted tickets for shows on the Las Vegas Strip, with the goal of expanding the Company’s offerings to include dinner and hotel offerings and to partner with venues worldwide in the future . As an authorized vendor of Caesars Enterprise Services, LLC (“Caesars”), the Company’s product offerings have included tickets to attend shows at Caesars affiliated properties featuring world renowned performers. The Company intends to expand its product offerings to enable customers to purchase discounted hotel and travel packages within a network of member properties, hotel resorts, and recreational facilities with whom the Company expects to establish partnerships.

Recent Developments with Strategic Partners

Caesars Enterprise Services, LLC

Effective as of February 1, 2018, the Company entered into an agreement with Caesar’s Enterprise Services LLC, a world renowned entertainment and gaming company based in Nevada (“Caesars”), that enables the Company to purchase and re-sell vouchers for Caesars entertainment offerings as an authorized vendor (the “Caesars Agreement”). The Caesars Agreement has an indefinite term and shall continue until terminated by one of the parties, who may terminate the agreement at any time during the Term without cause and without further liability to the other party by providing the other party with ten days’ written notice. The Company intends to earn revenue from re-sales of tickets purchased from Caesars.

Discount Network

Effective as of January 19, 2018, the Company entered into an agreement with Discount Network, a legal partnership based in Canada (“DN”), and Impact Services Co Ltd., a company based in Thailand (“IS”), whereby the Company shall become authorized to resell subscription products offered by DN and IS shall provide customer services and payments collection services (the “DN Agreement”). DN owns and operates travel and leisure products which provides subscribers with access to special rates on travel and leisure products such as hotels, cruises, condominiums, car rentals, shopping discounts in selected countries, all-inclusive travel and other travel products. The term of the DN Agreement is one year from the date of Activation (as defined in the DN Agreement). The Company intends to earn revenue from commissions received from re-sales of travel products offered by DN.

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Ixtapa Palace Resort

On June 8, 2018 , the Company entered into a definitive agreement (the “Ixtapa Agreement ”) with the Ixtapa Palace Resort, a RCI-member resort hotel located in Ixtapa, Mexico (“Ixtapa Palace”). Pursuant to the terms of the Ixtapa Agreement, the Company shall market and sell sanctioned Ixtapa Place Hotel-Vacation Packages through its technological platform and, in exchange, the Company will receive a consumer fee from end-users equal to the difference between the prices charged by the Ixtapa Palace and the prices paid by the end-users. The term for this agreement is July 8, 2018 to July 8, 2019.

2C Processor USA, LLC

Effective as of February 1, 2017, the Company entered into an agreement with 2C Processor USA, LLC, a licensed payments processor (“2CP”), whereby the Company shall become an authorized sales agent of 2CP (the “2CP Agreement”). 2CP is a registered third party payments processor sponsored by Esquire Bank, which is a member of Visa USA, Inc., MasterCard International, Incorporated and Discover Financial Services LLC networks. Further, 2CP has entered into a Bank ISO Agreement with Esquire Bank. Pursuant to the terms of the 2CP Agreement, the Company shall pay 2CP $2,000 per month in exchange for portfolio management services offered by 2CP. Further, 2CP shall pay to the Company a commission for each merchant that the Company engages to sell 2CP’s payments processing services. The term of the 2CP Agreement is concurrent with the term of 2CP’s Bank ISO Agreement with Esquire Bank. William J. Barber, the Manager of 2CP, is the son of William R. Barber, the President of the Company.

Fastrack Promotions Inc. dba Assured Travel

On April 2, 2018, the Company entered into an agreement with FASTRACK Promotions, Inc., a Nevada corporation doing business as Assured Travel (“Assured Travel”), whereby the Company acquired the rights to resell certain travel products for various travel locations and accommodations packages offered by Assured Travel. The term of the agreement is for 1 year and shall automatically be renewed unless terminated by 30 days’ written notice. The Company intends to earn revenue from commissions received from re-sales of travel products offered by Assured Travel.

Risks and Uncertainties facing the Company

As a development-stage company, the Company has no operating history and has experienced losses since its inception. The Company’s independent auditors have issued a report questioning the Company’s ability to continue as a going concern. That is, the Company needs to create a source of revenue or locate additional financing in order to continue its developmental plans. As a development stage company, management of the Company has limited experience in building and selling projects similar to that planned by the Company and in marketing and distributing such projects on a broad scale.

One of the biggest challenges facing the Company is the ability to raise adequate capital to develop and execute project opportunities in the entertainment and travel industry.

Due to financial constraints, the Company has to date conducted limited operations. If the Company were unable to develop strong and reliable sources of funding for project opportunities, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan. Moreover, the above assumes that the Company’s efforts are met with customer satisfaction in the marketplace and exhibit steady adoption of its solutions amongst the potential base of customers, neither of which are currently known or guaranteed.

Due to these and other factors, the Company’s need for additional capital, the Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

Trading Market

Currently, there is no trading market for the securities of the Company. The Company intends to initially apply for admission to quotation of its securities on the OTC Bulletin Board as soon as possible which may be while this offering is still in process. There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board.

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The Offering

The maximum number of Shares that can be sold pursuant to the terms of this offering is 1,210,000. The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier terminated by the Company.

This prospectus relates to the offer and sale of 1,210,000 shares of common stock of Syndicated Resorts Association, Inc. offered by the holders thereof who are deemed to be statutory underwriters. The selling shareholders will offer their shares at a price of $0.10 per share until such time as the Shares are quoted on the OTC Bulletin Board and only thereafter at prevailing market or privately negotiated prices in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale or at prevailing market if a market should develop.

Common stock outstanding before the offering	7,630,000	(1)

Common stock for sale by selling shareholders	1,210,000

Common stock outstanding after the offering	7,630,000

Offering Price per share	$0.10

Proceeds to the Company	$0

(1) Based on number of shares outstanding as of the date of this prospectus.

In the future, following the completion of this offering, the Company will most likely need to raise capital for the projects which it anticipates to develop. The Company anticipates that it may raise such capital by an offering of its shares of common stock. If the Company does effect equity offerings of its securities and if the price paid for shares offered in such an offering is less than paid by the purchasers of Shares, then such purchasers will suffer a dilution in the value of their shares. Furthermore, the issuance of such additional shares may impact the ability of any investor to sell their Shares once such shares are eligible for sale. The Company cannot anticipate that it will be able to affect such additional offerings of its securities and then failure of it to do so may severely impact its available capital to develop any transportation systems or further its business plan.

RISK FACTORS

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in the registration statement of which this prospectus is a part, before the purchase of any Shares. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer, the market price of the common stock would likely decline, and investors could lose all or a portion of their investment. The Company has listed the following risk factors which it believes to be those material to an investment decision in this offering.

The Company has limited operating history.

The Company is a development stage company and has limited operating history. The Company is relying on management to actuate and develop its business plan. The Company has a limited business history and an investor will be required to make an investment decision based largely on the management and the projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the traveling industry.

The Company may not be able to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company’s ability to fund future operations through additional financing from investors and/or lenders or through the sale of its securities or through development of its operations. Due to these and other factors, there is substantial doubt of the Company’s ability to continue as a going concern.

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The Company’s independent auditors have issued a report raising a substantial doubt of the Company’s ability to continue as a going concern.

In their audited financial report, the Company’s independent auditors have issued added an explanatory paragraph that unless the Company is able to generate sufficient cash flows from operations and/or obtain additional financing, there is a substantial doubt as to its ability to continue as a going concern. The Company anticipates that it would need substantial capital over the next 12 months to continue as a going concern to expand its operations in accordance with its current business plan.

For the year ended December 31, 2017, the Company incurred a net loss of $36,200.

For the year ended December 31, 2017, the Company incurred a net loss of $36,200. This may impact on the Company in various ways including, but not limited to, making it more difficult to borrow money, sell stock or to maintain a good market price.

The offering price of the Shares has been arbitrarily determined and such price should not be used by an investor as an indicator of the fair market value of the Shares.

Currently there is no public market for the Company’s common stock. The offering price for the Shares has been arbitrarily determined and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus, an investor should be aware that the offering price does not reflect the fair market price of the Shares.

In order to actuate its business plan and further expand its operations and develop its technology, the Company will need additional capital

The Company will not receive any funds from the sale of the Shares offered herein and will require capital by loans, joint ventures or sale of its securities in order to execute its current business plan, namely to further develop the technology of its platforms, grow its customer base and develop partnerships with prospective member resorts. If the Company were unable to locate such financing on terms acceptable to the Company, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan.

The Company might not be able to continue operations if management and key shareholders of the Company decide not to continue providing funds.

To date, the Company’s management and majority shareholder has funded the Company’s operations. The Company will not receive any funds from the sale of the Shares offered herein and will require capital in order to execute its current business plan, namely to further develop the technology of its platforms, grow its customer base and develop partnerships with prospective member resorts and other entertainment packages vendors. If management and key shareholders of the Company decide not to continue providing funds and the Company were unable to locate such financing on terms acceptable to the Company, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan.

No assurance of commercial feasibility.

Even if the Company’s plans and projects are successfully initiated, there can be no assurance that such plans and projects will have any commercial success or advantage. Also, there is no assurance that the Company’s initiatives will perform as intended in the marketplace.

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The Company’s developed software may experience unexpected “bugs” which may delay its release or impede its use.

The Company is developing its proprietary software and intends to effect beta and other testing to ensure efficient launch and usability. However, the Company’s software may experience or develop unanticipated “bugs” that would either delay its release or impede its use once released. Such delays or problems could impact the Company’s ability to generate revenue or could negatively affect any contractual relationships with users of the software.

There has been no prior public market for the Company’s common stock and the lack of such a market may make resale of the Shares difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any purchaser that a market will develop subsequent to this offering. The Company intends to apply for quotation of its common stock on the OTC Bulletin Board when appropriate. However, the Company does not know if it will be successful in such application, how long such application will take, or, if successful, that a market for the common stock will ever develop or continue on that or any other trading market. If for any reason a trading market for the Shares does not develop, investors may have difficulty selling their common stock should they desire to do so.

The Company’s election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The Company’s officers and directors beneficially own a majority of the Company’s common stock, which will provide them with continuing voting control over the Company and, as a result, they will exercise significant control over stockholder and corporate actions.

Mr. William Barber, who is the sole officer and director of the Company, is the beneficial owner of more than a majority of the Company’s outstanding common stock. As such, Mr. Barber will be able to control most matters requiring approval by stockholders.

As a result of the above, Mr. Barber exercises control in determining the outcome of corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares. Any investors who purchase shares will be minority shareholders and as such will have no say in the direction of the Company and the election of Directors. Investors in the Company should keep in mind that even if you own shares of the Company’s common stock and wish to vote them at annual or special shareholder meetings, your shares may have no effect on the outcome of corporate decisions or the election of Directors. Furthermore, investors should be aware that Mr. Barber may choose to elect new Directors to the Board of Directors of the Company and/or take the Company in a new business direction altogether, and, as a result, current shareholders of the Company will have little to no say in such matters.

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The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company’s common stock may be below $5.00 per Share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per Share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

The Board of Directors could use the issuance or designation of preferred stock to impede or discourage an acquisition of the Company that may otherwise be beneficial to some shareholders.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

The Company relies on only key managers whose absence or loss could adversely affect the business.

The Company relies on the services of its key executive, Mr. William Barber. The loss of the services of such managers could adversely affect the business.

Costs incurred because the Company will become a public company may affect the Company’s profitability.

As a public company, the Company will incur significant legal, accounting, and other expenses, and the Company will become subject to the rules and regulations of the Securities and Exchange Commission relating to public disclosure that generally involve a substantial expenditure of financial resources. In addition, the Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC, requires changes in corporate governance practices of public companies. The Company expects that full compliance with such rules and regulations will significantly increase the Company’s legal and financial compliance costs and make some activities more time-consuming and costly, which may negatively impact the Company’s financial results. To the extent the Company’s earnings will suffer as a result of the financial impact of the Company’s SEC reporting or compliance costs, the Company’s ability to develop an active trading market for the Company’s securities could be harmed.

The Company has a small financial and accounting organization. Becoming a public company may strain the Company’s resources, diverts management’s attention and affects its ability to attract and retain qualified officers and directors.

As a reporting company, the Company will become subject to the reporting requirements of the Securities Exchange Act of 1934. However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which are potentially prohibitive to the Company as it develops its business plan, products and scope. These costs may make some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company’s business, financial condition and results of operations.

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FORWARD-LOOKING STATEMENTS

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate.

Such “forward-looking statements” can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “should” or “anticipates”, or the negative thereof, or other variations thereon or comparable terminology, or by discussion of strategy. No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, which could cause actual results to vary materially from the future results covered in such forward-looking statements.

An investor should not rely on forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur; provided, the Company will update or revise forward-looking statements to the extent required by applicable law.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the $0.10 price at which the Shares are being offered has been arbitrarily determined by the Company.

The Shares offered by the selling shareholders may be offered and sold, from time to time, by the selling shareholders described in this prospectus under the heading “Selling Shareholders” at an offering price of $0.10 per share until such time as the Shares are quoted on the OTC Bulletin Board and only thereafter may be offered at prevailing market or privately negotiated prices. The selling shareholders may sell the Shares by any means described in this prospectus under “Plan of Distribution.”

DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business. The Company’s board of directors may determine at some future date to declare dividends based on results of operations, financial condition, contractual restrictions, applicable law and other factors deemed relevant by the Board. Such dividend declaration is not currently contemplated.

SELLING SHAREHOLDER SALES

This prospectus relates to the sale of 1,210,000 outstanding shares of the Company’s common stock by the holders of those shares. The selling shareholders will offer their shares at an offering price of $0.10 per share until such time as the Shares are quoted on the OTC Bulletin Board and offered thereafter at prevailing market or privately negotiated prices including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale or at prevailing market if a market should develop.

Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the common stock. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. The distribution of the common stock by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately negotiated sales; by a combination of these methods; or by other means. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Shares.

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PLAN OF DISTRIBUTION

General

The selling shareholders may seek an underwriter, broker-dealer or selling agent to sell the Shares. As of the date of this prospectus, no selling shareholder has entered into any arrangements with any underwriter, broker-dealer or selling agent for the sale of the Shares. The Company has no arrangements nor has entered into any agreement with any underwriters, broker-dealer or selling agents for the sale of the Shares.

The Company intends to maintain the currency and accuracy of this prospectus for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

Selling Shareholders

The selling shareholders will offer their shares at a fixed offering price of $0.10 per share for the duration of the offering. The distribution of the Selling Shareholder Shares may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the Shares. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Shares.

Of the 1,210,000 Shares included in the registration statement, of which this prospectus is a part, 580,000 are held by officers and directors of the Company.

Resales of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 (“NSMIA”) limits the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Resales of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker).

DESCRIPTION OF SECURITIES

Capitalization

Pursuant to the Company’s certificate of incorporation and amendments thereto, the Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 7,630,000 shares were outstanding as of the date of the registration statement, of which this prospectus is a part. The Company is also authorized to issue 20,000,000 shares of preferred stock, par value $0.0001, of which there are no shares issued and outstanding.

Common Stock

The Company is registering 1,210,000 shares of common stock offered for sale to the public by the holders thereof (selling shareholders) at an offering price of $0.10 per share. The selling shareholders will offer the Shares at $0.10 per share until such time as the Shares are quoted on the OTC Bulletin Board and offered thereafter by the selling shareholders at prevailing market or privately negotiated prices including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale or at prevailing market prices if a market should develop.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. In addition to any vote required by law, the consent of at least a majority of the holders of the then-outstanding shares of common stock is required to (I) redeem, purchase or otherwise acquire any share of common stock, (ii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of common stock; or (iii) amend the Articles of Incorporation of the Company if such amendment would change any of the rights, preferences or privileges of the common stock.

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Subject to preferences that may be applicable to any outstanding shares of preferred stock if any such preferred stock is designated and issued, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up, subject to the rights of the shares of preferred stock if so designated and issued, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities including the promissory notes issued by the Company.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder’s share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The voting powers and preferences, the relative rights of each series, and the qualifications, limitations, and restrictions on such preferred stock shall be established by the board of directors, except that no holder of preferred stock shall have preemptive rights.

Admission to Quotation on the OTC Bulletin Board

If and when the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. There is no assurance that the Company will ever meet such qualifications. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

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THE BUSINESS AND BUSINESS PLAN

Background

The Company has only recently commenced operations as a development-stage company, and it has limited operating history and is expected to experience losses in the near term. The Company’s independent auditors have issued a report raising substantial doubt about the Company’s ability to continue as a going concern.

Corporate History

Syndicated Resorts Association, Inc., then known as Royale Associates LLC (“SRA” or the “Company”), was incorporated in Nevada on August 1, 2014 as a Nevada limited liability company.

On October 26, 2017, the Company filed Articles of Conversion with the Nevada Secretary of State pursuant to which the Company changed its name to Syndicated Resorts Association, Inc. and was converted into a Nevada corporation (the “Conversion”).

Business Overview

The Company currently offers tickets to shows located in Las Vegas to travelers through its website, Showplusdinner.com. The Company’s website is designed to function as a digital concierge whereby customers can purchase discounted tickets for shows on the Las Vegas Strip, with the goal of expanding the Company’s offerings to include dinner and hotel offerings and to partner with venues worldwide in the future . As an authorized vendor of Caesars Enterprise Services, LLC (“Caesars”), the Company’s product offerings have included tickets to attend shows at Caesars affiliated properties featuring world renowned performers. The Company intends to expand its product offerings to enable customers to purchase discounted hotel and travel packages within a network of member properties, hotel resorts, and recreational facilities with whom the Company expects to establish partnerships.

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Plan of Operation

The Company currently offers tickets to shows located in Las Vegas to travelers through its website, Showplusdinner.com. The Company plans to further develop its platforms to expand its product offerings to include discounted hotel and travel packages within a network of member properties, hotel resorts, time shares, and recreational facilities with whom the Company expects to establish partnerships. The Company has already partnered with Caesars Enterprises LLC , Discount Network to act as an authorized reseller of their entertainment and travel products. The Company is currently in negotiations with resorts that are a member of the Resort Condominium International network to become an authorized reseller in order to further expand its product offerings.

As part of its plan of operations, the Company plans on engaging a third-party service provider, Daticus, to provide technological solutions in furtherance of its business model. Daticas (Data Logistics) has been a fulfillment entity and backbone for a number of Vacation and Travel Clubs for almost 20 years. It customizes and private label different programs and memberships to companies in the USA and worldwide. To date, an agreement with Daticas has not yet been finalized. It is possible that this agreement may never be finalized, which would have a negative effect on the business on the Company and inhibit its ability to further develop its technological platforms in the event that the Company cannot engage another technology provider.

The Market: Travel Industry

The domestic and international American travel industry is a significant market that is expected to rise. According to the American Resort Development Association, Americans are expected to spend $802 billion on domestic trips; that figure is anticipated to reach $1.026 trillion by 2020. Meanwhile, international travelers are projected to spend $139 billion on travel in the U.S. and will likely to reach $208 billion by 2020. In 2014, the U.S. had the second largest outbound tourism expenditure in the world, at $110.8 million. That same year, travel and tourism’s total contribution to the global economy was $7.58 trillion. In 2014, Americans spent over $927 billion in domestic and international travel combined. 68 million U.S. citizens traveled to international regions in 2014. An estimated 8 million Americans, 7% of which are U.S. households own a timeshare according to the American Resort Development Association.

Target Customers

The Company believes that its entertainment and travel products will appeal to a broad range of demographics, from young adults to retirees.

Millennials: Millennials (born between 1980 and 2000) now represent 20% of international tourism, and their increase in spending on travel has “vastly outstripped” that of any other age cohort, according to the World Youth Student and Educational Travel Confederation. This generation is responsible for more than $185 billion in international tourism revenue each year – up nearly 30% over 2007 levels. Those figures will rise over the next five years as millennial’s earnings increase. Millennial’s already outnumbered Baby Boomers in the United States, representing 82 million and 77 million of the population, respectively.

Generation X: Generation Xers (born between 1965 and 1980) vacation schedule closely follows the school-year calendar, and they are less likely to travel further distances from home than other generations. While they take shorter vacations and stay closer to home, Generation Xers spend the most per day ($627) while traveling than those in other age cohorts.

Baby Boomers: Baby Boomers (born between 1946 and 1964) spend a considerable amount on travel as they transition into retirement. They take, on average, between four and five trips per year, with 42% of Baby Boomers traveling both domestically, in the United States, and internationally. Baby Boomers spend $157 billion on trips every year.

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Competition

The online entertainment and hotel travel resale business is highly competitive. We compete with other independent contractors, including larger regional and national firms that may have financial, operational, technical and marketing resources that exceed our own. Competitive factors include: level of technical expertise and experience, industry reputation, quality of work, price, geographic presence, dependability, availability of skilled personnel, and financial stability. Our management believes that we compete favorably with our competitors on the basis of these factors. There can be no assurance that our competitors will not develop the expertise, experience and resources to provide services that are superior in both price and quality to our services, or that we will be able to maintain or enhance our competitive position.

Suppliers and Strategic Partners

Caesars Enterprise Services, LLC

Effective as of February 1, 2018, the Company entered into an agreement with Caesar’s Enterprise Services LLC, a world renowned entertainment and gaming company based in Nevada (“Caesars”), that enables the Company to purchase and re-sell vouchers for Caesars entertainment offerings as an authorized vendor (the “Caesars Agreement”). The Caesars Agreement has an indefinite term and shall continue until terminated by one of the parties, who may terminate the agreement at any time during the Term without cause and without further liability to the other party by providing the other party with ten days’ written notice. The Company intends to earn revenue from re-sales of tickets purchased from Caesars.

Discount Network

Effective as of January 19, 2018, the Company entered into an agreement with Discount Network, a legal partnership based in Canada (“DN”), and Impact Services Co Ltd., a company based in Thailand (“IS”), whereby the Company shall become authorized to resell subscription products offered by DN and IS shall provide customer services and payments collection services (the “DN Agreement”). DN owns and operates travel and leisure products which provides subscribers with access to special rates on travel and leisure products such as hotels, cruises, condominiums, car rentals, shopping discounts in selected countries, all-inclusive travel and other travel products. The term of the DN Agreement is one year from the date of Activation (as defined in the DN Agreement). The Company intends to earn revenue from commissions received from re-sales of travel products offered by DN.

Ixtapa Palace Resort

On June 8, 2018, the Company entered into a definitive agreement (the “Ixtapa Agreement”) with the Ixtapa Palace Resort, a RCI-member resort hotel located in Ixtapa, Mexico (“Ixtapa Palace”). Pursuant to the terms of the Ixtapa Agreement, the Company shall market and sell sanctioned Ixtapa Place Hotel-Vacation Packages through its technological platform and, in exchange, the Company will receive a consumer fee from end-users equal to the difference between the prices charged by the Ixtapa Palace and the prices paid by the end-users. The term for this agreement is July 8, 2018 to July 8, 2019.

2C Processor USA, LLC

Effective as of February 1, 2017, the Company entered into an agreement with 2C Processor USA, LLC, a licensed payments processor (“2CP”), whereby the Company shall become an authorized sales agent of 2CP (the “2CP Agreement”). 2CP is a registered third party payments processor sponsored by Esquire Bank, which is a member of Visa USA, Inc., MasterCard International, Incorporated and Discover Financial Services LLC networks. Further, 2CP has entered into a Bank ISO Agreement with Esquire Bank. Pursuant to the terms of the 2CP Agreement, the Company shall pay 2CP $2,000 per month in exchange for portfolio management services offered by 2CP. Further, 2CP shall pay to the Company a commission for each merchant that the Company engages to sell 2CP’s payments processing services. The term of the 2CP Agreement is concurrent with the term of 2CP’s Bank ISO Agreement with Esquire Bank. William J. Barber, the Manager of 2CP, is the son of William R. Barber, the President of the Company.

Fastrack Promotions Inc. dba Assured Travel

On April 2, 2018, the Company entered into an agreement with FASTRACK Promotions, Inc., a Nevada corporation doing business as Assured Travel (“Assured Travel”), whereby the Company acquired the rights to resell certain travel products for various travel locations and accommodations packages offered by Assured Travel. The term of the agreement is for 1 year and shall automatically be renewed unless terminated by 30 days’ written notice. The Company intends to earn revenue from commissions received from re-sales of travel products offered by Assured Travel.

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Marketing Plan

With the collaboration of its strategic partners, the Company will independently market directly to prospective travelers to purchase its hotel and entertainment offerings.

The Company will implement an aggressive marketing plan to inform and explain the benefits of its products. The Company will contract with Customer Support Centers who offer vacation and entertainment packages at a highly competitive price to key influencers, such as churches, large employers, travel agencies, and any other organization that has an influence on the target market. Other marketing channels include marketing vacation and entertainment packages directly to consumers via Internet, radio, Public Relations, and Television. We will launch with deeply discounted vacation and entertainment packages in order to establish an initial customer base.

The Company has devised a creative, multi-channeled approach to generating demand for its entertainment and travel product offerings.

Channel 1: Demand Generation

●	Building a database through strategic pricing:

	●	The Company will form partnerships with large organizations that have organic access to their employees. An example of such structures includes church groups, big business, and travel agencies.

●	Television, Internet marketing, and Radio:

	●	The Company via its contracted parties will create infomercials and commercials to induce direct responses among the target market.

●	Website and Mobile:

	●	A well-optimized web and mobile site with proper site structure, page layout, and clear and easy navigation, along with targeted keywords embedded throughout the site has been constructed and will ensure proper search engine placement and saturation. The web and mobile platform will detail the Company’s vacation and entertainment packages and enable consumers to purchase various entertainment and travel packages.

●	Internet:

	●	The Company will allocate a significant budget to Pay-Per-Conversion marketing channels such as AdWords. Also, the Company will purchase banner Ads to target millennials.

●	Social media:

	●	The Company will allocate a significant portion of its marketing budget to generate brand awareness and manage its brand on social media sites, such as Facebook, LinkedIn, and Twitter. Social media has the potential to reach millions of potential consumers. The Company believes that media coverage will increase the Company’s credibility and recognition amongst millennials and other demographics.

Channel 2: Outbound Remarketing

The Company will contract with Customer Support Centers who employ a dedicated team to follow-up on inbound leads generated from marketing efforts.

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●	Re-marketing the database to upgrade conversion

	●	A vetted database of potential customers derived from a focused campaign of persistent marketing responders, who have expressed permission for re-marketing on the benefits of the Company’s vacation and entertainment packages.

	●	These registered individuals are accessible by phone, email, and are familiar with the brand, and placed within a vetted database. The Company believes that this marketing strategy enables growth and is easily scalable as demand increases.

Channel 3: Authorized Distributors

The Company will contract with entertainment and travel providers to expand its product offerings.

Pricing

The Company’s marketing model is structured to maximize its exposure to its target markets. The key to that model is a discounted pricing strategy designed to establish goodwill with customers and generate recurring revenue. Nevertheless, the pricing strategy is just one facet of the Company’s efforts to generate new customers through various marketing channels. The Company will focus on three main channels which we believe will allow it to generate leads and increase conversion rates.

Employees

The Company has approximately 2 employees.

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Accreditations

The Company is accredited by the following trade organizations, which allow the Company’s to gain access to global distribution systems offered through these trade organizations:

●	International Airlines Travel network (“IATAN”), IATAN # 36674853

IATAN is one of the premier travel accreditations in the industry.

●	Cruise Lines International Association (“CLIA”), CLIA # 00-366681

CLIA is the world’s largest cruise industry association

●	American Society of Travel Agents (“ASTA”), ASTA # 900239199

ASTA is the largest association of travel agencies in North America

Licenses

The Company is able to conduct sales of travel under the following licensing:

●	California Seller of Travel: License No. 2089491-50
●	Florida Seller of Travel: License No. ST37113
●	Iowa Seller of Travel: License No. 960
●	Washington Seller of Travel: License No. UBI-602775122

Sellers of travel require special licensing in only five states: California, Florida, Iowa, Washington and Hawaii. Generally, sellers of travel must register with these states if it solicits customers located within these states.

California

California sellers of travel law requires all sellers of travel to register with the Attorney General's Office and to display the registration number on all advertising. A California seller of travel is anyone that markets, sells, arranges or offers to market, sell, or arrange air or sea transportation to a resident of California or from an office located in California. Companies that offer, distribute, or sell travel certificates, coupons, vouchers, travel passes, et cetera are also required to comply with the special California seller of travel statutes. Under certain circumstances, California consumers may recover money they paid for travel services not provided by a registered seller of travel. California sellers of travel are required to register at least 10 days prior to offering air or sea travel in California. In addition, a California Seller of Travel bond is required for any individual or business working as a travel agent. Fulfilling this surety bond requirement must be done to show compliance with California licensing statute. To date, the Company is duly registered seller of travel with the State of California and will comply with all applicable regulations as set forth above or as otherwise applicable to the business of the Company.

Florida

Florida sellers of travel law requires any person or business that is a seller or promoter of travel-related services to register annually with the Florida Department of Agriculture and Consumer Services (FDACS), unless exempt. Sellers of travel are required to provide proof of assurance in the form of a performance bond, in an amount not to exceed $25,000, or $50,000 if they sell vacation certificates. FDACS is authorized to collect registration fees and impose penalties for noncompliance of the law. Registered sellers of travel must include the following phrase in their contracts: "(NAME OF FIRM) is registered with the State of Florida as a Seller of Travel Registration NO." Each advertisement of a seller of travel must include the phrase: "Fla. Seller of Travel Reg. No." In addition, all registered sellers of travel shall prominently display in their place of business, including branch offices, the certificate issued by FDACS. To date, the Company is duly registered seller of travel with the State of Florida and will comply with all applicable regulations as set forth above or as otherwise applicable to the business of the Company.

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Iowa

A travel agency doing business in Iowa are required to register with the secretary of state as a travel agency if it or its travel agent conducts the solicitation of an Iowa resident. Iowa’s seller of travel regulations apply to persons or companies that consult with and advise others concerning travel arrangements or accommodations. An applicant shall complete the registration statement form provided by the secretary. The registration statement must be accompanied by the required bond or evidence of financial responsibility and the registration fee. To date, the Company is duly registered seller of travel with the State of Iowa and will comply with all applicable regulations as set forth above or as otherwise applicable to the business of the Company.

Washington

In Washington, a Sellers of Travel endorsement is required before engaging in selling, or advertising to sell, travel services or travel-related benefits. A license must be posted at each location where the licensee operates and a company may not begin this business activity until it receives a Business License listing the required endorsements from the State of Washington. If transportation or other services are canceled by the seller of travel, all sums paid to the seller of travel for services not performed in accordance with the contract between the seller of travel and the purchaser will be refunded within thirty days of receiving the funds from the vendor with whom the services were arranged, or if the funds were not sent to the vendor, the funds shall be returned within fourteen days after cancellation by the seller of travel to the purchaser unless the purchaser requests the seller of travel to apply the money to another travel product and/or date." All funds received from customers for retail travel services that are held more than five business days and must be deposited within five days into a trust account, maintained within the State of Washington, except for sales to be paid to the Airlines Reporting Corporation. Payments from the trust account may be made AT ANY TIME only for: partial or full payment for travel services of the entity directly providing the travel service; refunds as required; the sales commission; interest earned or credited to the trust account; remaining funds once all travel services have been provided or once tickets or other similar documentation binding upon the ultimate provider of the travel services have been provided. A trust account is not required if one posts an "adequate" bond with the State. An "adequate bond" is defined as either $50,000, or an amount equal to ten percent of the total revenue of the two highest consecutive months for the operator during the prior calendar year, whichever is greater, but in no event in excess of $500,000. If any travel is canceled, a travel charter or tour operator shall refund within fourteen days any monies held. Violation of the law is a criminal offense (misdemeanor). To date, the Company is duly registered seller of travel with the State of Washington and will comply with all applicable regulations as set forth above or as otherwise applicable to the business of the Company.

Legal Matters

There are no pending, threatened or actual legal proceedings in which the Company is a party.

THE COMPANY

Background

Syndicated Resorts Association, Inc., then known as Royale Associates LLC (“SRA” or the “Company”), was incorporated in Nevada on August 1, 2014 as a Nevada limited liability company.

On October 26, 2017, the Company filed Articles of Conversion with the Nevada Secretary of State pursuant to which the Company changed its name to Syndicated Resorts Association, Inc. and was converted into a Nevada corporation.

The Company has an authorized capitalization of 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. The Company has a fiscal year end of December 31. As of the date of this prospectus, there are 7,630,000 shares of common stock of the Company issued and outstanding and no shares of preferred stock issued and outstanding.

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Recent Developments

Caesars Enterprise Services, LLC

Effective as of February 1, 2018, the Company entered into an agreement with Caesar’s Enterprise Services LLC, a world renowned entertainment and gaming company based in Nevada (“Caesars”), that enables the Company to purchase and re-sell vouchers for Caesars entertainment offerings as an authorized vendor (the “Caesars Agreement”). The Caesars Agreement has an indefinite term and shall continue until terminated by one of the parties, who may terminate the agreement at any time during the Term without cause and without further liability to the other party by providing the other party with ten days’ written notice. The Company intends to earn revenue from re-sales of tickets purchased from Caesars.

Discount Network

Effective as of January 19, 2018, the Company entered into an agreement with Discount Network, a legal partnership based in Canada (“DN”), and Impact Services Co Ltd., a company based in Thailand (“IS”), whereby the Company shall become authorized to resell subscription products offered by DN and IS shall provide customer services and payments collection services (the “DN Agreement”). DN owns and operates travel and leisure products which provides subscribers with access to special rates on travel and leisure products such as hotels, cruises, condominiums, car rentals, shopping discounts in selected countries, all-inclusive travel and other travel products. The term of the DN Agreement is one year from the date of Activation (as defined in the DN Agreement). The Company intends to earn revenue from commissions received from re-sales of travel products offered by DN.

Ixtapa Palace Resort

On June 8, 2018, the Company entered into a definitive agreement (the “Ixtapa Agreement”) with the Ixtapa Palace Resort, a RCI-member resort hotel located in Ixtapa, Mexico (“Ixtapa Palace”). Pursuant to the terms of the Ixtapa Agreement, the Company shall market and sell sanctioned Ixtapa Place Hotel-Vacation Packages through its technological platform and, in exchange, the Company will receive a consumer fee from end-users equal to the difference between the prices charged by the Ixtapa Palace and the prices paid by the end-users. The term for this agreement is July 8, 2018 to July 8, 2019.

2C Processor USA, LLC

Effective as of February 1, 2017, the Company entered into an agreement with 2C Processor USA, LLC, a licensed payments processor (“2CP”), whereby the Company shall become an authorized sales agent of 2CP (the “2CP Agreement”). 2CP is a registered third party payments processor sponsored by Esquire Bank, which is a member of Visa USA, Inc., MasterCard International, Incorporated and Discover Financial Services LLC networks. Further, 2CP has entered into a Bank ISO Agreement with Esquire Bank. Pursuant to the terms of the 2CP Agreement, the Company shall pay 2CP $2,000 per month in exchange for portfolio management services offered by 2CP. Further, 2CP shall pay to the Company a commission for each merchant that the Company engages to sell 2CP’s payments processing services. The term of the 2CP Agreement is concurrent with the term of 2CP’s Bank ISO Agreement with Esquire Bank. William J. Barber, the Manager of 2CP, is the son of William R. Barber, the President of the Company.

Fastrack Promotions Inc. dba Assured Travel

On April 2, 2018, the Company entered into an agreement with FASTRACK Promotions, Inc., a Nevada corporation doing business as Assured Travel (“Assured Travel”), whereby the Company acquired the rights to resell certain travel products for various travel locations and accommodations packages offered by Assured Travel. The term of the agreement is for 1 year and shall automatically be renewed unless terminated by 30 days’ written notice. The Company intends to earn revenue from commissions received from re-sales of travel products offered by Assured Travel.

Employees

The Company has 2 employees.

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Subsidiaries

The Company has no subsidiaries.

Property

The Company has its headquarters at 5530 South Valley View Blvd, Suite 105, Las Vegas, Nevada 89118.

William Barber, the Company’s sole officer and director of the Company, entered into a lease agreement on July 11, 2014 for approximately 12,937 square feet to rent office space located at 5530 South Valley View Blvd, Suites 103- 105, Las Vegas, Nevada 89118. The lease is for 60 months, commencing on August 1, 2014 and ending on July 31, 2019. Mr. Barber permits the Company to use the premises located at 5530 South Valley View Blvd, Suite 105, Las Vegas, Nevada 89118 as its corporate office free of charge.

Legal Proceedings

There are no pending, threatened or actual legal proceedings in which the Company is a party.

Emerging Growth Company

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act which became law in April, 2012. The definition of an “emerging growth company” is a company with an initial public offering of common equity securities which occurred after December 8, 2011 and has less than $1 billion of total annual gross revenues during last completed fiscal year.

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act (“JOBS Act”) was enacted into law. The JOBS Act provides, among other things: Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies; Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934; Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings; Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and Exemption from registration by a non-reporting company offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and such sales are exempt from state law registration, documentation or offering requirements. In general, under the JOBS Act a company is an emerging growth company if its initial public offering (“IPO”) of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i)	the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,
(ii)	the completion of the fiscal year of the fifth anniversary of the company’s IPO;
(iii)	the company’s issuance of more than $1 billion in nonconvertible debt in the prior three-year period; or
(iv)	the company becoming a “larger accelerated filer” as defined under the Securities Exchange Act of 1934.

The Company meets the definition of an emerging growth company will be affected by some of the changes provided in the JOBS Act and certain of the new exemptions. The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below. Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

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(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company.

Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company’s independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after the date of the JOBS Act’s enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company’s accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company’s independent registered public accounting firm to file a report on the Company’s internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company’s internal control over financial reporting.

Section 102(a) of the JOBS Act goes on to exempt emerging growth companies from the requirements in 1934 Act § 14A(e) for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition, the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a road show.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

Legal Proceedings

There are no pending, threatened or actual legal proceedings in which the Company is a party.

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Agreement with Tiber Creek Corporation

William Barber, a director and officer of the Company, entered into an agreement with Tiber Creek Corporation (“Tiber Creek”) whereby Tiber Creek would provide assistance in effecting transactions for the Company to become a public company, including the preparation and filing a registration statement with the Securities and Exchange Commission, advise and provide assistance on listing its securities on a trading exchange, assistance in establishing and maintaining relationships with market makers and broker-dealers and assistance in other transactions, marketing and corporate structure activities available at that time. As consideration in exchange for the advisory services provided under the agreement with Tiber Creek, the Company issued to Tiber Creek and its designees 1,000,000 shares of its common stock, at a cost basis of $0.0001 per share, for services rendered.

Reports to Security Holders

Upon effectiveness of its Form S-1 registration statement and the filing a Form 8-A, the Company will become a reporting company pursuant the Exchange Act of 1934 and will file with the Securities and Exchange Commission quarterly and annual reports and management shareholding information. The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

The Company’s documents filed with the Securities and Exchange Commission may be inspected at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001723177.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Prospectus contains forward-looking statements. Our actual results could differ materially from those set forth as a result of general economic conditions and changes in the assumptions used in making such forward-looking statements. The following discussion and analysis of our financial condition and results of operations should be read together with the unaudited condensed financial statements and accompanying notes and the other financial information appearing elsewhere in this report. The analysis set forth below is provided pursuant to applicable Securities and Exchange Commission regulations and is not intended to serve as a basis for projections of future events.

Overview

As of March 31, 2018, the Company had stockholders’ deficit of $2,132, and a cash balance of $6,489. For the three months ended March 31, 2018, the Company incurred a net loss of $17,468.

As of December 31, 2017, the Company had stockholders’ equity of $14,336, and a cash balance of $20,038. For the year ended December 31, 2017, the Company incurred a net loss of $36,200.

The Company anticipates that it would need approximately $100,000 over the next 12 months to continue as a going concern. The Company’s management and majority shareholder plan to continue to fund the Company’s operations during the next 12 months or until the Company can generate an ongoing source of capital sufficient to independently continue its operations. In the event the Company’s management and majority shareholder do not provide sufficient funding for the Company’s operations during the next 12 months , t he Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

Revenues and Losses

During the three months ended March 31, 2018, the Company posted net revenues of $0, total operating expenses of $18,880, consisting of general and administrative expenses of $3,910, legal and professional fees of $6,000 and fees for outside services of $8,970, and a net loss of $17,468. In comparison, during the three months ended March 31, 2017, the Company posted net revenues of $0, total operating expenses of $13,566, consisting of advertising expenses of $4,210, general and administrative expenses of $3,056, and legal and professional fees of $6,300, and a net loss of $11,466.

During the year ended December 31, 2017, the Company posted net revenues of $0, total operating expenses of $53,093, consisting of advertising expenses of $12,543, general and administrative expenses of $14,343, and legal and professional fees of $26,207, and a net loss of $36,200. In comparison, during the year ended December 31, 2016, the Company posted net revenues of $0, total operating expenses of $44,133, consisting of advertising expenses of $18,752, general and administrative expenses of $21,631, and legal and professional fees of $3,750, and a net loss of $44,763.

Liquidity and Capital Resources

As of March 31, 2018 , the Company had cash available of $6,489.

There is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its business plans and proposed operations unless it obtains additional financing or otherwise is able to generate revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

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Plan of Operations

The Company currently offers tickets to shows located in Las Vegas to travelers through its website, Showplusdinner.com. The Company plans to further develop its platforms to expand its product offerings to include discounted hotel and travel packages within a network of member properties, hotel resorts, time shares, and recreational facilities with whom the Company expects to establish partnerships. The Company has already partnered with Caesars Enterprises LLC, Discount Network to act as an authorized reseller of their entertainment and travel products. The Company is currently in negotiations with resorts that are a member of the Resort Condominium International network to become an authorized reseller in order to further expand its product offerings.

For the next few months, the Company will be focusing on engaging new partners to expand its travel and entertainment offerings, obtaining increased visibility for its platforms through the implementation of its marketing strategy and by improving its website and continuing to develop its technological platforms.

Currently, these efforts are being funded by the management of the Company and through the proceeds of the Company’s private placements. Management of the Company believes that having a trading market for the Company’s common stock will make other sources of financing available and assist it in becoming more marketable.

There is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its business plans and proposed operations unless it obtains additional financing or otherwise is able to generate revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans. In the near term, the Company plans to rely on its primary stockholder to continue his commitment to fund the Company’s continuing operating requirements. Management anticipates a total capital raise between $5-10M USD over the course of the following four consecutive quarters; provided, however, that the Company will require a minimum of $100,000 for the next 12 months to fund its operations, which will be used to fund expenses related to operations, office supplies, travel, salaries and other incidental expenses. Management believes that this capital would allow the Company to meet its operating cash requirements, and would facilitate the Company’s business of selling and distributing its products. Management also believes that the acquisition of such assets would generate revenue to cover overhead cost and general liabilities of the Company, and allow the Company to achieve overall sustainable profitability.

Discussion of the Three Months ended March 31, 2018 compared to the Three Months ended March 31, 2017

As of March 31, 2018 and March 31, 2017, the Company has not generated any revenues because the Company is still in the early stages of its development and has yet to fully implement its plans for commercialization.

During the three months ended March 31, 2018, the Company posted a net loss of $17,468 as compared to a net loss of $11,466 for the three months ended March 31, 2017. The increase in net loss primarily resulted from an increase in operating expenses related to the shift in the focus of the operations of the Company from development towards commercialization.

Operating expenses were $18,880 the three months ended March 31, 2018 as compared to $13,566 for the three months ended March 31, 2017. The increase in operating expenses resulted primarily from the shift in the focus of the operations of the Company from development towards commercialization.

During the three months ended March 31, 2018, the Company used cash in operating activities of $14,549. In contrast, during the three months ended March 31, 2017, the Company used cash in operating activities of $15,051. During such period, the Company also received cash from investing activities in the amount of $10,000.

As of March 31, 2018, the Company had $6,489 in cash. In contrast, as of March 31, 2017, the Company had $4,141 in cash.

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Discussion of Year ended December 31, 2017 compared to Year Ended December 31, 2016

As of December 31, 2017 and December 31, 2016, the Company has not generated any revenues because the Company is still in the early stages of its development and has yet to fully implement its plans for commercialization.

During the year ended December 31, 2017, the Company posted a net loss of $36,200 as compared to a net loss of $44,763 for the year ended December 31, 2016. The decrease in net loss primarily resulted from an increase in other income related to payments received as settlement of a dispute arising from previously paid advertising and to certain non-recurring revenue in connection with a one-time marketing project.

Operating expenses were $53,093 for the year ended December 31, 2017 as compared to $44,133 for the year ended December 31, 2016. The increase in operating expenses resulted primarily from the shift in the focus of the operations of the Company from development towards commercialization.

During the year ended December 31, 2017, the Company used cash in operating activities of $40,395. During such period, the Company also received cash from investing activities in the amount of $51,241. In contrast, during the year ended December 31, 2016, the Company used cash in operating activities of $35,136. During such period, the Company also received cash from investing activities in the amount of $39,411.

As of December 31, 2017, the Company had $20,038 in cash. In contrast, as of December 31, 2016, the Company had $9,192 in cash.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Equipment Financing

The Company has no existing equipment financing arrangements.

Sources of Potential Revenue and Revenue Recognition Policy

The Company intends to earn revenue from executing its business plan. Specifically, the Company plans to generate revenues from resales of travel and entertainment packages purchased from a variety of vendors. The Company currently offers entertainment packages through its website Showplusdinner.com and plans on expanding its product offerings.

Revenue will be recognized when all the following conditions are satisfied: (1) there is persuasive evidence of an arrangement, (2) a service or product has been provided to a customer, (3) the sale price to be paid by the customer is fixed or determinable, and (4) collection of the sale price is reasonably assured. Amounts collected prior to satisfying these conditions are recorded as customer deposits.

In May 2014, the Financial Accounting Standards Board, or FASB, issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), or ASU 606, ASU 606 provides guidance outlining a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers that supersedes most current revenue recognition guidance. This guidance requires us to recognize revenue when we transfer promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The original effective date of the guidance would have required us to adopt at the beginning of our first quarter of fiscal 2017; however, the FASB approved an optional one-year deferral of the effective date. Additionally, the new guidance requires enhanced disclosures, including revenue recognition policies to identify performance obligations to customers and significant judgements in measurements and recognition. The new guidance may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption. The Company does not expect the adoption of this principle to have a material impact on the financial statements.

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Alternative Financial Planning

The Company has no alternative financial plans at the moment. If the Company is not able to successfully raise monies as needed through revenues from operations, a private placement or other securities offering (including, but not limited to, a primary public offering of securities), the Company’s ability to survive as a going concern and implement any part of its business plan or strategy will be severely jeopardized. If the Company is unable to generate revenues from operations or raise funds through equity sales or otherwise, the Company’s management and majority shareholder plans to continue to fund the Company’s operations during the next 12 months or until the Company can generate an ongoing source of capital sufficient to independently continue its operations.

The Company does not anticipate that it will generate revenue sufficient to cover its planned operating expenses, and the Company must obtain additional financing in order to develop and implement its business plan and proposed operations. If the Company is not successful in generating sufficient revenues and/or obtaining additional funding to develop its business plan and proposed operations, this could have a material adverse effect on its business, results of operations liquidity and financial condition.

Critical Accounting Policies

For the period ending December 31, 2017, the financial statements have been prepared and audited in accordance with generally accepted accounting principles (GAAP) in the United States.

MANAGEMENT

The following tables set forth information regarding the Company’s board of directors and its executive officers.

Officers and Directors

Name	Position
William Barber	President, Secretary, Treasurer, Director

Directors

The Company is authorized to have at least one director but no more than five. Each of the Company’s directors serves for a term of one year or until a successor is elected and qualified.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. Based on this definition, the Company has no independent directors. The Company’s board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past ten years:

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● Been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

● Had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

● Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

● Been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

● Been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

● Been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a) (26) of the Exchange Act (15 U.S.C. 78c(a) (26)), any

● Registered entity (as defined in Section 1(a) (29) of the Commodity Exchange Act (7 U.S.C. 1(a) (29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Committees and Terms

The Board of Directors (the “Board”) has not established any committees. The Company will notify its shareholders for an annual shareholder meeting and that they may present proposals for inclusion in the Company’s proxy statement to be mailed in connection with any such annual meeting; such proposals must be received by the Company at least 90 days prior to the meeting. No other specific policy has been adopted in regard to the inclusion of shareholder nominations to the Board of Directors.

William Barber, age 80, serves as the President, Secretary, Treasurer and a director of the Company since 2014. Mr. Barber is an international businessman, entrepreneur, and investor with significant experience in casualty insurance, premium finance, reinsurance, casino operations & funding, route slot machine distribution in Europe, casino marketing advising, and as an independent financier. He has owned significant investments in a NASD Broker-Dealer and recently served as a consultant for the County of East Montgomery, Texas. For the last 15 years, Mr. Barber had owned and operated 2C Processor USA, LLC, a Nevada based credit card payment business that is additionally domiciled in Los Angeles as a VISA-Master Card designated ISO Company, and also owned and operated Rue Royale Fine Art LLC, a lithographic printing publisher complete with lithographic representation of a wide range of artworks from world-renown artists. Mr. Barber attended East Washington High School in Washington, PA and served in the United States Marine Corp. as a veteran of the Vietnam War, Panama Invasion, Desert Shield, and the 1st Gulf War. Based on Mr. Barber’s past experience as an executive and his relationships in the entertainment and finance industries, Mr. Barber is qualified to serve as a director and officer of the Company.

EXECUTIVE COMPENSATION

Summary Compensation

The Company has not paid any executive compensation.

The Company has not entered into any employment agreements with any of its officers. It intends to pay annual salaries to such officers and will pay an annual stipend to its directors when the Board determines, in its sole discretion, that cash flow is sufficient to make such payments in light of other cash needs of the Company.

Although not presently offered, the Company anticipates that its officers and directors will be provided with a group health, vision and dental insurance program. In addition, the Company plans to offer 401(k) matching funds as a retirement benefit, paid vacation days and paid holidays.

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Employment Agreements

The Company has not entered into any employment agreements with any officers or key personnel. The Company has no oral agreements or understandings with any officer or employee regarding base salary or other compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s Common Stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

Name and Position	Shares Owned	Percent of Class (1)	Voting Percentage
William Barber, (2)(3) President, Secretary, Treasurer, Director	6,000,000	78%	78%

All Officers and directors as a Group (1 person)	6,000,000	78%	78%

(1)	Based on 7,630,000 shares of Common Stock outstanding.

(2)	Consists of 6,000,000 shares issued as a result of the Conversion.

(3)	The address of the officers and directors of the Company is located at 5530 South Valley View Blvd, Suite 105, Las Vegas, Nevada 89118.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 26, 2017, the Company issued 6,000,000 shares of its common stock to William Barber, an officer and director of the Company, valued at $600 or $.0001 per share, as a result of the Conversion.

On December 12, 2017, the Company issued 1,000,000 shares of its common stock to Tiber Creek Corporation, at a cost basis of $.0001 per share, for services rendered pursuant to an engagement agreement. Of these shares, 333,333 shares were assigned to James McKillop. James Cassidy, a partner in the law firm which acts as counsel to the Company, is the sole owner and director of Tiber Creek Corporation, which was issued 1,000,000 shares of the Company’s common stock, at a cost basis of $0.0001 per share, for services rendered. James McKillop was assigned 333,333 of the common stock shares in the Company issued to Tiber Creek Corporation. James Cassidy and James McKillop are both promoters of the Company and provided certain advisory services to the Company, including preparation and filing of the charter corporate documents and preparation of the instant registration statement.

Effective as of February 1, 2017, the Company entered into an agreement with 2C Processor USA, LLC, a licensed payments processor (“2CP”), whereby the Company shall become an authorized sales agent of 2CP (the “2CP Agreement”). 2CP is a registered third party payments processor sponsored by Esquire Bank, which is a member of Visa USA, Inc., MasterCard International, Incorporated and Discover Financial Services LLC networks. Further, 2CP has entered into a Bank ISO Agreement with Esquire Bank. Pursuant to the terms of the 2CP Agreement, the Company shall pay 2CP $2,000 per month. The term of the 2CP Agreement is concurrent with the term of 2CP’s Bank ISO Agreement with Esquire Bank. William J. Barber, the Manager of 2CP, is the son of William R. Barber, the President of the Company.

SELLING SHAREHOLDERS

The Company is registering for offer and sale by existing holders thereof 1,210,000 shares of common stock held by such shareholders. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. The selling shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $0.10 per share, until the close of the Offering.

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The selling shareholders may from time to time offer the Selling Shareholder Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder Shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder Shares may be deemed to be “underwriters” under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

The following table sets forth ownership of shares held by each person who is a selling shareholder.

	Before Offering			After Offering
Name	Number of Shares Owned	Percent of Class (1)	Shares Offered for Sale	Number of Shares Owned if All Shares Offered for Sale Sold	Percent of Class Owned if All Shares Offered for Sale Sold (1)

William Barber (2)	6,000,000	78%	580,000	5,420,000	71%

Teodora Buda-Gordon	20,000	*	20,000	0	*

Guy Arzamendi	20,000	*	20,000	0	*

Hawthorne Holdings Limited (3)	20,000	*	20,000	0	*

Jose G. Mayoral	20,000	*	20,000	0	*

Rob Chalfant	20,000	*	20,000	0	*

Deacon Jones Foundation, Inc. (4)	20,000	*	20,000	0	*

Elizabeth Gail Jones	40,000	*	40,000	0	*

Carrie Livingston	20,000	*	20,000	0	*

Thomas O. Brown	20,000	*	20,000	0	*

Jennifer Oldenburg	20,000	*	20,000	0	*

Marcia Caporn	20,000	*	20,000	0	*

Harve Lubin	20,000	*	20,000	0	*

John Callaghan	20,000	*	20,000	0	*

William H. O’Grady	20,000	*	20,000	0	*

Tom Flickinger	20,000	*	20,000	0	*

Joanne Hoffman and Harlan L. Hoffman	20,000	*	20,000	0	*

Konstantin Garber	20,000	*	20,000	0	*

MAK Consultants, LLC (5)	20,000	*	20,000	0	*

Inessa Kazaryan	20,000	*	20,000	0	*

Jeffrey Alan Simons	20,000	*	20,000	0	*

Albert Gregory Pinto	20,000	*	20,000	0	*

Life Pillars LLC (6)	30,000	*	30,000	0	*

Harvey Mason and Rosalyn Mason	20,000	*	20,000	0	*

Ann H. Crouse	20,000	*	20,000	0	*

Drew J. Freeman	20,000	*	20,000	0	*

Lisa Howell	20,000	*	20,000	0	*

Michael Howell	20,000	*	20,000	0	*

Micheal J. Brock	20,000	*	20,000	0	*

Jill Greenbaum	20,000	*	20,000	0	*

Michael Joseph Owens	20,000	*	20,000	0	*

	6,630,000		1,210,000	5,420,000

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*	Less than 1%.

(1)	Based on 7,630,000 shares of common stock outstanding as of the date of this prospectus.

(2)	Director and/or officer of the Company.

(3)	Hawthorne Holdings Limited is controlled by Nelson Burtnick.

(4)	Deacon Jones Foundation, Inc. is controlled by Elizabeth Jones.

(5)	MAK Consultants, LLC is controlled by Kevin Kazaryan.

(6)	Life Pillars LLC is controlled by Christopher Beaver.

DESCRIPTION OF SECURITIES

Capitalization

Pursuant to the Company’s certificate of incorporation and amendments thereto, the Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 7,630,000 shares are outstanding as of the date of the registration statement, of which this prospectus is a part. The Company is also authorized to issue 20,000,000 shares of preferred stock, par value $0.0001, of which no shares of preferred stock are issued and outstanding.

Common Stock

The Company is registering 1,210,000 shares of common stock offered for sale the holders thereof (“Selling Shareholders”) at an offering price of $0.10 per share.

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Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. In addition to any vote required by law, the consent of at least a majority of the holders of the then-outstanding shares of common stock is required to (i) redeem, purchase or otherwise acquire any share of common stock, (ii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of common stock; or (iii) amend the Certificate of Incorporation of the Company if such amendment would change any of the rights, preferences or privileges of the common stock.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up, subject to the rights of the shares of preferred stock, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder’s share value.

In the case of dissolution of the Company, the shares of common stock are subordinate to the payment of the Company’s outstanding debts, including repayment of its current promissory notes.

Preferred Stock

The Company has 20,000,000 authorized shares of preferred stock. As of date hereof, there are no shares of preferred stock are issued and outstanding. The board of directors has the authority to affect a series of preferred stock and designate the rights and preferences thereto.

The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, the Company has no plans to issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of the Company, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise. The Company has no present plans to issue any preferred stock.

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Market Price

There is no public market for the Company’s common stock and there is no market price for the Company’s common stock.

Admission to Quotation on the OTC Bulletin Board

If and when the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. There is no assurance that the Company will ever meet such qualifications. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

If the Company is not able to qualify for quotation on the OTC Bulletin Board or for other reasons, the Company may elect to have its securities initially traded in the OTC Markets Group Inc. (formerly the Pink OTC Markets, aka the “Pink Sheets”). The OTC Markets Group Inc. is the largest electronic marketplace for broker-dealers to trade unlisted stocks. In general, there is greater liquidity for traded securities on the OTC Bulletin Board. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Transfer Agent

The Company currently acts as its own transfer agent.

Dividends

The Company has not paid any dividends to date.

LEGAL MATTERS

Cassidy & Associates, Beverly Hills, California (“Cassidy & Associates”), has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company. James Cassidy, a member of the law firm of Cassidy & Associates, is an officer and director of Tiber Creek Corporation and may be considered the beneficial owner of the 666,667 shares of common stock of the Company owned by Tiber Creek Corporation.

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Interest of Counsel

Cassidy & Associates, counsel for the Company, who has given an opinion upon the validity of the securities being registered and upon other legal matters in connection with the registration or offering of such securities, had, or is to receive in connection with the offering, a substantial interest in the Company.

EXPERTS

BF Borgers CPA PC, an independent registered public accounting firm, has audited the accompanying consolidated balance sheets of Syndicated Resorts Association, Inc. (the “Company”) as of December 31, 2017 and 2016, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of May 3, 2018, given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company’s Articles of Incorporation include an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders by reason of a breach of the director’s fiduciary except (i) for any breach of the director’s duty of loyalty to the Company or its shareholders or (ii) for acts or omissions not in good faith or which involve intentional misconduct of (iii) for unlawful payment of dividend or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

The Bylaws of the Company provide that the Company shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification. Section 78.7502 of the Nevada Revised Statutes (“NRS”) empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under the NRS, or (iv) for any transaction from which the director derived an improper personal benefit. The NRS provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s by-laws, any agreement, vote of shareholders or otherwise.

The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The Articles of Incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

34

SYNDICATED RESORTS ASSOCIATION, INC.

INDEX TO FINANCIAL STATEMENTS

March 31, 2018

F-1

SYNDICATED RESORTS ASSOCIATION, INC.

(a Nevada Corporation)

BALANCE SHEETS

	March 31, 2018	December 31, 2017
ASSETS
Current Assets
Cash (Note 2)	$6,489	$20,038

Total Assets	$6,489	$20,038

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Liabilities
Credit Card Payable (Note 3)	$8,621	$5,702
Total Liabilities	8,621	5,702

Stockholders’ Equity (Deficit) (Note 4)
Common Stock	763	763
Additional Paid in Capital	97,989	97,989
Subscriptions Receivable	(2,000)	(3,000)
Retained Deficit	(98,884)	(81,416)
Total Stockholder’s Equity (Deficit)	(2,132)	14,336

Total Liabilities and Stockholders’ Equity (Deficit)	$6,489	$20,038

The accompanying notes are an integral part of these consolidated financial statements

F-2

SYNDICATED RESORTS ASSOCIATION, INC.

(a Nevada Corporation)

STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,
	2018	2017
Operating Expenses
Advertising	$0	$4,210
General and Administrative	3,910	3,056
Legal and Professional	6,000	6,300
Outside Services	8,970	0

Total Operating Expenses	18,880	13,566

Loss from Operations	(18,880)	(13,566)

Other Income (Expense)
Other Income (Note 5)	1,535	2,100
Other Expense (Note 5)	(123)	0
Total Other Income (Expense)	1,412	2,100

Net Loss	$(17,468)	$(11,466)

The accompanying notes are an integral part of these consolidated financial statements

F-3

SYNDICATED RESORTS ASSOCIATION, INC.

(a Nevada Corporation)

STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31,

	2018	2017

Cash Flows from Operating Activities
Net Loss	$(17,468)	$(11,466)
Adjustments to Reconcile Net Loss to
Net Cash Used by Operating Activities:
Change in Operating Assets and Liabilities
Decrease in Accounts Payable	0	(750)
Increase (Decrease) in Credit Card Payable	2,919	(2,835)
Net Cash Used by Operating Activities	(14,549)	(15,051)

Cash Flows from Investing Activities
Contributed Capital	0	10,000
Net Cash Provided by Investing Activities	0	10,000

Cash Flows from Financing Activities
Subscriptions Receivable	1,000	0

Net Decrease in Cash	(13,549)	(5,051)
Cash Balance - Beginning of Period	20,038	9,192

Cash Balance - End of Period	$6,489	$4,141

The accompanying notes are an integral part of these consolidated financial statements

F-4

SYNDICATED RESORTS ASSOCIATION, INC.

(a Nevada Corporation)

March 31, 2018 and 2017 and December 31, 2017

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business – Syndicated Resorts Association, Inc. (the “Company”), is a corporation which organized originally as Royale Associates, LLC - a Nevada single member LLC, which began operations in 2015. The Company is a marketing and sales entity working within the vacation industry. The Company is designed to optimize relationships between resort destinations and potential vacationers. The Company markets to prospective clients through accredited distributors and customer support centers located throughout the United States.

Cash and Cash Equivalents - For purpose of the statements of cash flow, cash and cash equivalents include all cash balances and highly liquid investments with a maturity of three months or less.

Income Taxes – The accounting guidance for uncertainties in income tax prescribes a comprehensive model for the financial statement recognition, measurement, presentation, and disclosure of uncertain tax positions taken, or expected to be taken in income tax returns. The Company recognizes a tax benefit from an uncertain tax position in the financial statements only when it is more likely than not that the position will be sustained upon examination. The Company has examined its tax positions and concluded that there are no unrecognized tax benefits that will have a material impact on the financial statements for the quarters ended March 31, 2018 and 2017.

The Company’s tax returns are subject to possible examination by the taxing authorities. For federal income tax purposes the tax returns essentially remain open to possible examination for a period of three years after the respective filing deadlines of those returns.

Advertising – Advertising costs are expensed as incurred. For the three months ended March 31, 2018 and 2017, advertising expense totaled $0 and $4,210, respectively.

Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 – CASH

As of March 31, 2018 and December 31, 2017, the cash balances were below the FDIC insured limits, and there were no restrictions on cash.

F-5

SYNDICATED RESORTS ASSOCIATION, INC.

(a Nevada Corporation)

March 31, 2018 and 2017 and December 31, 2017

NOTE 3 – CREDIT CARD PAYABLE

The credit card payable represents the balances accrued on company credit cards. As of March 31, 2018 and December 31, 2017, the accrued balance totaled $8,621, and 5,702, respectively.

NOTE 4 – STOCKHOLDERS’ EQUITY

During the quarter ended March 31, 2018, the Company collected $1,000 of subscriptions receivable.

NOTE 5 – OTHER INCOME AND EXPENSE

The Company received income as part of a marketing project, which would pay a fee for each qualified person who responded. As part of the project the Company sold tickets to certain events. The income associated with these activities totaled $1,535 and the costs associated with these activities totaled $123 for the three months ended March 31, 2018. The income associated with these activities was $2,100 for the three months ended March 31, 2017. This revenue is not the primary business of the Company; therefore, the activities have been recorded in Other Income.

NOTE 6 – GOING CONCERN

The financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements for the quarters ending March 31, 2018 and 2017, the Company has had significant operating losses, raising substantial doubt about its ability to continue as a going concern.

During the year ending December 31, 2017, the Company sold stock and raised capital to move forward with its business plan. They continued to move forward with this plan during the quarter ending March 31, 2018. The Company is still in its beginning stages, and has not had the opportunity to fully develop the operations it expects to have. With the additional capital raised, the Company expects to continue to work towards sales under its business plan. While the Company anticipates success in this venture, there is no assurance that this will occur.

As a result, there continues to be substantial doubt about the Company’s ability to continue as a going concern within one year after issuance of the financial statements.

NOTE 7 – SUBSEQUENT EVENTS

The date to which events occurring after March 31, 2018, the date of the most recent balance sheet, have been evaluated for possible adjustment to the financial statements or disclosure is June 13, 2018, which is the date on which the financial statements were available to be issued.

F-6

SYNDICATED RESORTS ASSOCIATION, INC.

INDEX TO FINANCIAL STATEMENTS

December 31, 2017

F-7

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Syndicated Resorts Association, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Syndicated Resorts Association, Inc. (the “Company”) as of December 31, 2017 and 2016, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2017.

Lakewood, CO

May 3, 2018

F-8

SYNDICATED RESORTS ASSOCIATION, INC.

(a Nevada Corporation)

BALANCE SHEETS

	December 31,
	2017	2016
ASSETS
Current Assets
Cash (Note 2)	$20,038	$9,192

Total Assets	$20,038	$9,192

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Liabilities
Accounts Payable	$0	$750
Credit Card Payable (Note 3)	5,702	9,147
Total Liabilities	5,702	9,897

Stockholders’ Equity (Deficit) (Note 4)
Common Stock	763	0
Additional Paid in Capital	97,989	0
Subscriptions Receivable	(3,000)	0
Retained Deficit	(81,416)	(705)
Total Stockholder’s Equity (Deficit)	14,336	(705)

Total Liabilities and Stockholders’ Equity (Deficit)	$20,038	$9,192

The accompanying notes are an integral part of these consolidated financial statements

F-9

SYNDICATED RESORTS ASSOCIATION, INC.

(a Nevada Corporation)

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2017	2016

Operating Expenses
Advertising	$12,543	$18,752
General and Administrative	14,343	21,631
Legal and Professional	26,307	3,750

Total Operating Expenses	53,193	44,133

Loss from Operations	(53,193)	(44,133)

Other Income (Expense)
Other Income (Note 5)	17,732	0
Other Expense (Note 5)	(839)	(630)

Total Other Income (Expense)	16,893	(630)

Net Loss	$(36,300)	$(44,763)

The accompanying notes are an integral part of these consolidated financial statements

F-10

SYNDICATED RESORTS ASSOCIATION, INC.

(a Nevada Corporation)

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

For the Years Ended December 31, 2017 and 2016

	LLC	Common		Additional		Retained
	Member’s	Stock	Common	Paid-in	Subscriptions	Earnings
	Equity	Shares	Stock	Capital	Receivable	(Deficit)	Total

Balance December 31, 2015	$5,000		$0	$0	$0	$(353)	$4,647

Additional Paid-in Capital	39,411						39,411

Net Loss for the Year Ended December 31, 2016						(44,763)	(44,763)
Balance December 31, 2016	44,411		0	0	0	(45,116)	(705)

Conversion to C-corporation October 26, 2017 (Note 4)	(44,411)	6,000,000	600	43,811			0

Issuance of Stock for Services (Note 4)		1,000,000	100				100

Issuance of Shares for Cash (Note 4)		570,000	57	28,443			28,500

Subscriptions Receivable (Note 4)		60,000	6	2,994	(3,000)		0

Additional Paid-in Capital (Note 4)				22,741			22,741

Net Loss for the Year Ended December 31, 2017						(36,300)	(36,300)
Balance December 31, 2017	$0	7,630,000	$763	$97,989	$(3,000)	$(81,416)	$14,336

Common Stock - 100,000,000 Shares Authorized, 7,630,000 Issued and Outstanding

Preferred Stock - 20,000,000 Shares Authorized, 0 Issued and Outstanding

The accompanying notes are an integral part of these consolidated financial statements

F-11

SYNDICATED RESORTS ASSOCIATION, INC.

(a Nevada Corporation)

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2017	2016

Cash Flows from Operating Activities
Net Loss	$(36,300)	$(44,763)
Adjustments to Reconcile Net Loss to
Net Cash Used by Operating Activities:
Stock Issued for Services	100	0
Change in Operating Assets and Liabilities
Increase (Decrease) in Accounts Payable	(750)	750
Increase (Decrease) in Credit Card Payable	(3,445)	8,877
Net Cash Used by Operating Activities	(40,395)	(35,136)

Cash Flows from Investing Activities
Common Stock Issued for Cash	28,500	0
Contributed Capital by shareholder	22,741	39,411
Net Cash Provided by Investing Activities	51,241	39,411

Net Increase in Cash	10,846	4,275
Cash Balance - Beginning of Period	9,192	4,917

Cash Balance - End of Period	$20,038	$9,192

The accompanying notes are an integral part of these consolidated financial statements

F-12

SYNDICATED RESORTS ASSOCIATION, INC.

(a Nevada Corporation)

FINANCIAL STATEMENTS

December 31, 2017 and 2016

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business – Syndicated Resorts Association, Inc. (the “Company”), is a corporation which organized originally as Royale Associates, LLC - a Nevada single member LLC, which began operations in 2015. The Company is a marketing and sales entity working within the vacation industry. The Company is designed to optimize relationships between resort destinations and potential vacationers. The Company markets to prospective clients through accredited distributors and customer support centers located throughout the United States.

Cash and Cash Equivalents - For purpose of the statements of cash flow, cash and cash equivalents include all cash balances and highly liquid investments with a maturity of three months or less.

Income Taxes – The accounting guidance for uncertainties in income tax prescribes a comprehensive model for the financial statement recognition, measurement, presentation, and disclosure of uncertain tax positions taken, or expected to be taken in income tax returns. The Company recognizes a tax benefit from an uncertain tax position in the financial statements only when it is more likely than not that the position will be sustained upon examination. The Company has examined its tax positions and concluded that there are no unrecognized tax benefits that will have a material impact on the financial statements for the years ended December 31, 2017 and 2016.

The Company’s tax returns are subject to possible examination by the taxing authorities. For federal income tax purposes the tax returns essentially remain open to possible examination for a period of three years after the respective filing deadlines of those returns.

Advertising – Advertising costs are expensed as incurred. For the years ended December 31, 2017 and 2016, advertising expense totaled $12,543 and $18,752, respectively.

Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 – CASH

As of December 31, 2017 and 2016, the cash balances were below the FDIC insured limits, and there were no restrictions on cash.

NOTE 3 – CREDIT CARD PAYABLE

The credit card payable represents the balances accrued on company credit cards. As of December 31, 2017 and 2016, the accrued balance totaled $5,702, and 9,147, respectively.

F-13

SYNDICATED RESORTS ASSOCIATION, INC.

(a Nevada Corporation)

FINANCIAL STATEMENTS

December 31, 2017 and 2016

NOTE 4 – STOCKHOLDERS’ EQUITY

On October 26, 2017, the Company received approval from the state of Nevada to convert from a limited liability company to a corporation. As part of the conversion, the 100 percent owner of Royale Associates, LLC converted his entire membership interest into 6,000,000 shares of Syndicated Resorts Association, Inc., a Nevada Corporation at a par value of $.0001 per share.

During the year ended December 31, 2017, the Company issued 1,000,000 shares of common stock with a par value of $.0001 for consulting services.

During the year ended December 31, 2017, the Company issued 630,000 shares of common stock with a par value of $.0001 at a price of $.05 per share totaling $31,500. Of this amount $3,000 is included in Subscriptions Receivable.

During the year ended December 31, 2017, the major shareholder contributed $22,741 of additional capital to the Company.

NOTE 5 – OTHER INCOME AND EXPENSE

The Company received income as part of a one-time marketing project, which would pay a fee for each qualified person who responded. As part of the project, the Company sold tickets to certain events during the year ended December 31, 2017. The income associated with these activities totaled $7,275, and was recognized when completed. The costs associated with the ticket sales totaled $839. This revenue is non-recurring and is not the primary business of the Company; therefore, the activities have been recorded in Other Income and Expense.

The Company resolved a dispute for previously paid advertising and interest and received a refund of $10,457 during the year ended December 31, 2017. This refund has been included in other income.

NOTE 6 – GOING CONCERN

The financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements for the years ending December 31, 2017 and 2016, the Company has had significant operating losses, raising substantial doubt about its ability to continue as a going concern.

During the year ending December 31, 2017, the Company sold stock and raised capital to move forward with its business plan. The Company is still in its beginning stages, and has not had the opportunity to fully develop the operations it expects to have. With the additional capital raised, the Company expects to continue to work towards sales under its business plan. While the Company anticipates success in this venture, there is no assurance that this will occur.

As a result, there continues to be substantial doubt about the Company’s ability to continue as a going concern within one year after issuance of the financial statements.

NOTE 7 – SUBSEQUENT EVENTS

The date to which events occurring after December 31, 2017, the date of the most recent balance sheet, have been evaluated for possible adjustment to the financial statements or disclosure is April 16, 2018, which is the date on which the financial statements were available to be issued.

F-14

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees		$15.06
Edgarizing fees	$	*
Transfer agent fees		$-
Accounting fee	$	*
Legal fees		$-

*To be updated.

Item 14. Indemnification of Directors and Officers

The Company’s Certificate of Incorporation, By-Laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees. These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person’s position with the Company, if the person is not ultimately adjudged liable to the Company for misconduct in the action. Generally, no indemnification may be made where the person has been determined to have intentionally, fraudulently or knowingly violated the law.

The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to an exemption from registration of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale. Furthermore, no underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its officers, directors and affiliates. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

Since inception, the Company has issued the following shares of common stock:

On October 26, 2017, the Company issued 6,000,000 shares, at a cost basis of par value, to William Barber in exchange for 100% of the membership interests of Royale Associates LLC pursuant to the terms of the Conversion.

On December 19, 2017, the Company issued 1,000,000 shares of its common stock to Tiber Creek Corporation, at a purchase price of $.0001 per share, pursuant to an engagement agreement. Of these shares, 333,333 shares were assigned to James McKillop.

On December 19, 2017, the Company issued 630,000 common stock shares, at a purchase price of $0.05 per share, for total proceeds of $31,500 to 30 shareholders pursuant to a private placement offering exempt from registration under Rule 506(b) of Regulation D under the Securities Act of 1933.

35

Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

Certain exhibits listed below are incorporated by reference as so marked with the date and filing with which such exhibits were filed with the Securities and Exchange Commission)

2.1	Agreement and Plan of Conversion between Royale Associates LLC and Syndicated Resorts Association, Inc. (filed as an Exhibit to the Form S-1 filed on December 28, 2017)

3.1	Articles of Incorporation (filed as an Exhibit to the Form S-1 filed on December 28, 2017)

3.2	By-laws (filed as an Exhibit to the Form S-1 filed on December 28, 2017)

3.3	Sample stock certificate (filed as an Exhibit to the Form S-1 filed on December 28, 2017)

3.4	Articles of Conversion filed with the Secretary of State of Nevada on October 26, 2017 (filed as an Exhibit to the Form S-1 filed on December 28, 2017)

5.1**	Opinion of Counsel on legality of securities being registered

10.1	Letter of Intent by and between Royale Associates LLC and Ixtapa Palace Resort (filed as an Exhibit to the Form S-1 filed on December 28, 2017)

10.2	Agreement by and between William Barber and Tiber Creek Corporation (filed as an Exhibit to the Form S-1 filed on December 28, 2017)

10.3	Prepay Voucher Agreement by and between the Company and Caesars’ Entertainment LLC (filed as an Exhibit to the Form S-1 filed on May 3, 2018)

10.4	Market Affiliation Agreement by and between the Company, Discount Network and Impact Services (filed as an Exhibit to the Form S-1 filed on May 3, 2018)

10.5	Sub-ISO Agency/Portfolio Management Agreement by and between the Company and 2C Processor USA LLC (filed as an Exhibit to the Form S-1 filed on May 3, 2018)

10.6	Travel Products Purchase Agreement by and between the Company and FASTRACK Promotions, Inc. (filed as an Exhibit to the Form S-1 filed on May 3, 2018)

10.7*	Form of Travel Agency Agreement by and between the Company and Ixtapa Palace Resort

23.1*	Consent of Independent PCOAB public accounting firm.

23.2**	Consent of Attorney (filed as part of Exhibit 5.1)

*	Filed herewith

**	To be filed

Item 17. Undertakings

Pursuant to Rule 415 under the Securities Act of 1933 (as amended and updated from time to time)

The undersigned registrant hereby undertakes:

(1). To file, during any period in which it offers or sales securities, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

36

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any additional material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2). That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3). To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

(4). That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to this offering, other than registration statements relying on Rule 403B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5). That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.:

i Any preliminary prospectus or prospectus of the undersigned registrant relating to this offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to this offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Undertaking Request for acceleration of effective date or filing of registration statement becoming effective upon filing.

The undersigned registrant hereby undertakes:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

37

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, Nevada on July 11 , 2018.

Syndicated Resorts Association, Inc.

/s/ William Barber
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

By:	/s/ William Barber
Title:	President (Principal Executive Officer)

By:	/s/ William Barber
Title:	Chief Financial Officer (Principal Financial Officer)

By:	/s/ William Barber
Title:	Chief Financial Officer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, constituting all of the members of the board of directors, in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ William Barber	Director	July 11 , 2018
William Barber

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